Exhibit 10.9
FIFTH AMENDMENT
TO
THE COCA-COLA COMPANY SEVERANCE PAY PLAN
WHEREAS, The Coca-Cola Company sponsors The Coca-Cola Company Severance Pay Plan, as amended and restated effective January 1, 2020 and as further amended (the “Plan”); and
WHEREAS, The Coca-Cola Company Benefits Committee (the “Committee”) may amend the Plan at any time; and
WHEREAS, the Committee wishes to amend the Plan to reflect the addition of a new participating affiliate.
NOW, THEREFORE, Appendix A of the Plan is amended, effective August 15, 2022, by adding an entity at the end thereof to read as follows:

“Red Tree Beverages, LLC”

IN WITNESS WHEREOF, the Committee has caused this Fifth Amendment to be signed by its duly authorized member as of this 9th day of August 2022.

THE COCA-COLA COMPANY BENEFITS COMMITTEE
By: /s/ Silvina Kippke_________________ Silvina Kippke